UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2021, the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Arcturus Therapeutics Holdings Inc. (the “Company”) recommended the appointment of, and the Board subsequently appointed, Dr. Jing Marantz to serve as a director of the Company, effective as of December 7, 2021 until the Company’s next annual meeting of stockholders or until Dr. Marantz’s successor is duly elected and qualified. There is no arrangement or understanding between Dr. Marantz and any other person pursuant to which Dr. Marantz was selected as a director of the Company and there is no family relationship between Dr. Marantz and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Dr. Marantz which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Dr. Marantz will receive compensation similar to the other non-employee members of the Board as described in the Company's Proxy Statement for the 2021 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on April 30, 2021.

Jing L. Marantz, M.D., Ph.D., MBA, age 56, has served as Senior Vice President, Head of Medical Affairs of Acceleron Pharma, Inc. a clinical stage biopharmaceutical company (“Acceleron”), since October 2020; in November 2021, Acceleron was acquired by and became a subsidiary of Merck Sharp & Dohme Corp. From June 2018 to September 2020, Dr. Marantz served as Senior Vice President, Medical Affairs of Alnylam Pharmaceuticals, Inc., a biopharmaceutical company focused on the discovery, development and commercialization of RNA interference therapeutics for genetically defined diseases. She served as Vice President, Global Medical Affairs for Alexion Pharmaceuticals from August 2016 to June 2018 and as Global Medical Lead for TECFIDERA® at Biogen from April 2014 to June 2016. Dr. Marantz earned her medical degree from Tongji Medical College, Ph.D. in Biochemistry and Molecular Biology from Medical University of South Carolina and MBA from the University of California at Berkeley.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 7, 2021, the Board approved and adopted a new Code of Business Conduct and Ethics (the “New Code of Conduct”). The New Code of Conduct is applicable to all directors, officers and employees of the Company and its subsidiaries, including but not limited to the Company’s principal executive officer and principal financial officer. The New Code of Conduct replaces the Company’s previous Code of Business Conduct and Ethics (the “Prior Code”) in its entirety, to reflect current industry and public company best practices. The adoption by the Board of the New Code of Conduct did not result in any explicit or implicit waiver with respect to any director, officer or employee of the Company from any provision of the Prior Code. The New Code of Conduct became effective as of the date of the Board meeting approving the New Code of Conduct.

The description of the New Code of Conduct contained in this report is qualified in its entirety by reference to the full text of the New Code of Conduct filed as Exhibit 14.1 to this Current Report on Form 8-K. A copy of the New Code of Conduct is available on the Company’s website at www.arcturusrx.com, under the “Governance Documents” section of the “Corporate Governance” tab, located in the "Investors Relations" portion of the Company website.

Item 7.01.	Regulation FD Disclosure.

On December 13, 2021, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the appointment of Dr. Marantz. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

14.1	Arcturus Therapeutics Holdings Inc. Code of Conduct and Ethics
99.1	Press Release, dated December 13, 2021, issued by Arcturus Therapeutics Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: December 13, 2021

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer